Exhibit 3.30

File Copy

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 06679406

The Registrar of Companies for England and Wales hereby certifies that HELI-ONE HOLDINGS (UK) LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House on 21st August 2008

*N06679406P*	THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

The above information was communicated in non-legible form and authenticated by the

Registrar of Companies under section 710A of the Companies Act 1985